Exhibit 10.2
FORM A – EXECUTIVE OFFICERS
WITH EMPLOYMENT AGREEMENTS

APOLLO GROUP, INC.
STOCK OPTION AGREEMENT
RECITALS
A.    The Corporation has implemented the Incentive Plan for the purpose of providing eligible persons in the Corporation’s service with the opportunity to receive one or more equity incentive awards designed to encourage them to continue their service relationship with the Corporation.
B.    Optionee is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Incentive Plan in connection with the Corporation’s grant of an option to Optionee as an additional inducement to perform those services.
C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
1.    Grant of Option. Pursuant to the terms of Section ___ of Optionee’s Employment Agreement, the Corporation hereby grants to Optionee on _________ (the “Grant Date”) a Non–Statutory Option to purchase [ ] shares of the Corporation’s Class A Common Stock (the “Option Shares”) at an exercise price of $[ ] per share (the “Exercise Price”), the closing price per share of such Class A Common Stock on the Nasdaq Global Select Market on the Grant Date.
2.    Option Term. The term of this option shall commence on the Grant Date and continue in effect until the close of business on _________ (the “Expiration Date”), unless sooner terminated in accordance with Paragraph 5 or 6.
3.    Limited Transferability.
(a)    Except for the limited transferability provided under this Paragraph 3(a), this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, this option may be assigned in whole or in part during Optionee’s lifetime to a Living Trust, and the assigned portion may only be exercised by that Living Trust. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be evidenced by an assignment agreement in form reasonably satisfactory to the Corporation. For purposes of this Paragraph 3(a), a Living Trust shall mean a revocable living trust established by Optionee or by Optionee and his spouse of which Optionee is the sole trustee (or sole co–trustee with his spouse) and sole beneficiary (or sole co–beneficiary with his spouse) during Optionee’s lifetime.
(b)    Optionee may also designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.
4.    Dates of Exercise. The Option shall vest and become exercisable for the Option Shares as follows:____________________________, provided Optionee continues in the Company’s employ through each such vesting date.  The foregoing vesting schedule shall constitute the “Vesting Schedule” for the Option.  However, this option may vest and become exercisable in whole or in part on an accelerated basis in accordance with the special vesting acceleration provisions of Paragraph 5(b), Paragraph 5(c) or Paragraph 6 of this Agreement. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.
5.    Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
(a)    Except as otherwise expressly provided in subparagraphs (c), (d) and (f) of this Paragraph 5 or Paragraph 6(b), should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee (or other permitted transferee of this option in accordance with Paragraph 3(a)) shall have a _______ (__)–month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is, pursuant to the Vesting Schedule specified in Paragraph 4 or the special vesting acceleration provisions of Paragraph 5(b), Paragraph 5(c) or Paragraph 6 below, vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.
(b)    ADD SPECIAL SERVICE VESTING/EXTENDED EXERCISE PERIOD PROVISIONS REQUIRED BY EXISTING EMPLOYMENT AGREEMENT WITH OPTIONEE
(c)    Should Optionee’s Service terminate by reason of his death, then this option, to the extent vested and outstanding at that time, may be exercised by (i) the personal representative of Optionee’s estate, (ii) the Living Trust to which this option is transferred pursuant to Paragraph 3(a) of this Agreement or (iii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death, as the case may be. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any right to exercise this option pursuant to this Paragraph 5(c) shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the _______ (___)–month period measured from the date of Optionee’s death or (ii) the Expiration Date.
(d)    Should Optionee’s Service terminate by reason of his Disability, then this option, to the extent vested and outstanding at that time, may be exercised by the Optionee or, if applicable, the Living Trust to which this option is transferred pursuant to Paragraph 3(a) of this Agreement. Any right to exercise this option pursuant to this Paragraph 5(d) shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the _______ (___)–month period measured from the date of Optionee’s death or (ii) the Expiration Date.
(e)    The applicable period of post–Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post–Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with the applicable registration requirements of federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the Expiration Date.
(f)    Should Optionee’s Service be terminated for Cause, then this option, whether or not vested and exercisable, shall terminate immediately and cease to be outstanding.
(g)    During the limited period of post–Service exercisability provided pursuant to the foregoing provisions of this Paragraph 5, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is at the time vested and exercisable pursuant to the Vesting Schedule specified in Paragraph 4 or the special vesting acceleration provisions of Paragraph 5(b) or Paragraph 5(c) above or Paragraph 6 below. Except as otherwise expressly provided in Paragraph 5(b) or Paragraph 5(c) above, this option shall not vest or become exercisable for any additional Option Shares following the Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
6.    Special Acceleration of Option.
(a)    Should a Change in Control occur during Optionee’s period of Service but at a time when this option is not otherwise fully vested and exercisable, then this option shall automatically accelerate so that this option shall, immediately prior to the effective date of that Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Class A Common Stock.
(b)    Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
(c)    If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Class A Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Class A Common Stock receive cash consideration for their Class A Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Class A Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(d)    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.    Adjustment in Option Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin–off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Class A Common Stock be substantially reduced as a result of a spin–off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) shall be controlling.
8.    Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
9.    Manner of Exercising Option.
(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
(i)    Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.
(ii)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
(A) cash or check made payable to the Corporation;
(B) shares of Class A Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any incremental charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
(C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre–clearance/pre–notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Withholding Taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure).
(iii)    Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
(iv)    Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing Optionee) for the satisfaction of all Withholding Taxes applicable to the option exercise.
(b) As soon as practical after the Exercise Date and the Corporation’s collection of the applicable Withholding Taxes, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares.
(c) In no event may this option be exercised for any fractional shares.
10.    Withholding Taxes. Optionee may satisfy the Withholding Taxes applicable to each exercise of this option by (i) delivering to the Corporation that number of shares of Class A Common Stock at the time owned by Optionee (exclusive of the shares purchased at that time under this option), duly endorsed for transfer to the Corporation and free and clear of any liens, claims, security interests or other encumbrances, with an aggregate Fair Market Value equal of the dollar amount of such Withholding Taxes, (ii) delivering to the Corporation cash, a check payable to the Corporation or such other form of payment permitted by the Plan Administrator in the aggregate dollar amount required to satisfy such Withholding Taxes or (iii) using a portion of the sale proceeds of the purchased Option Shares to satisfy such tax withholding amount, to the extent Optionee exercises the option pursuant to the sale and remittance procedure set forth in paragraph 9(a)(ii)(C) hereof.
11.    Compliance with Laws and Regulations. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Class A Common Stock may be listed for trading at the time of such exercise and issuance. All shares of Class A Common Stock issued pursuant to the exercise of this option shall be registered on a Form S–8 registration statement under the Securities Act of 1933, as amended.
12.    Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.
13.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly addressed electronic mail delivery. Any notice required to be given or delivered to

Optionee shall be in writing and addressed to Optionee at the most recent address then on file for Optionee in the Corporation’s Human Resources Department. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
14.    Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Incentive Plan and are in all respects limited by and subject to the terms of the Incentive Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Incentive Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
15.    Conflicting Provisions. This option has been granted pursuant to the provisions of Section __ of the Employment Agreement, and this Agreement and the option evidenced by such Agreement are subject to the terms of the Employment Agreement. In the event of any conflict between the provisions of the Employment Agreement and this Agreement or the Incentive Plan, the provisions of the Employment Agreement shall be controlling.
16.    Benefit Limitation. Notwithstanding any provision to the contrary in this Agreement, should any accelerated vesting of this option in connection with a Change in Control transaction constitute a parachute payment under Code Section 280G, then such vesting acceleration shall be subject to the benefit limitation provisions of Section __ of the Employment Agreement.
17.    Proprietary Information and Intellectual Property Agreement. Optionee accepts and agrees to comply with the terms of the Corporation’s Proprietary Information and Intellectual Property Agreement (“PIIPA”), attached hereto as Appendix B and incorporated herein by reference.

18.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict–of–laws rules.
19.    Employment at Will. Nothing in this Agreement or in the Incentive Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.
20.    Optionee Acceptance. Optionee must accept the terms and conditions of this Agreement, including the PIIPA, either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any Option Shares be exercisable under this Agreement in the absence of such acceptance.

IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Agreement to be executed on its behalf by its duly–authorized officer on the date indicated below its signature line, and Optionee has executed this Agreement on the date below his signature line.

APOLLO GROUP, INC.

BY:

TITLE:

OPTIONEE

APPENDIX A
The following definitions shall be in effect under the Agreement:
A.Agreement shall mean this Stock Option Agreement.

B.Board shall mean the Corporation’s Board of Directors.

C.Cause shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Grant Date.

D.Change in Control shall have the meaning assigned to such term in Section 3.1 of the Incentive Plan.

E.Class A Common Stock shall mean shares of the Corporation’s Class A common stock.

F.Code shall mean the Internal Revenue Code of 1986, as amended.

G.Corporation shall mean Apollo Group, Inc., an Arizona corporation, and any successor corporation to all or substantially all of the assets or voting stock of Apollo Group, Inc. which shall by appropriate action adopt the Incentive Plan.

H.Disability shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Grant Date.

I.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of this Agreement.

K.Exercise Price shall mean the exercise price per Option Share as specified in Paragraph 1 of this Agreement.

L.Expiration Date shall mean the date on which the option expires as specified in Paragraph 2 of this Agreement.

M.Employment Agreement shall mean the Employment Agreement between the Corporation and Optionee dated as of ______________.

N.Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of Class A Common Stock on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing price for the Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

O.Good Reason shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Grant Date.

P.Grant Date shall mean the grant date of the option as specified in Paragraph 1 of this Agreement.

Q.Incentive Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended and restated from time to time.

R.Non–Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

T.Option Shares shall mean the number of shares of Class A Common Stock subject to the option as specified in Paragraph 1 of this Agreement.

U.Optionee shall mean the person to whom the option is granted.

V.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X.Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in an Employee capacity for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Optionee renders services in an Employee capacity ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

Y.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or Global Select Market or the New York Stock Exchange.

Z.Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.Vesting Schedule shall mean the schedule set forth in Paragraph 4 of this Agreement pursuant to which the option is to become exercisable for the Option Shares in installments over the Optionee’s period of Service.

BB.    Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required by applicable laws and regulations to be withheld by the Corporation in connection with the exercise of the option.

APPENDIX B

PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY
AGREEMENT

This Proprietary Information and Intellectual Property Agreement (“PIIPA”) confirms certain terms of my employment with Apollo Group, Inc., is a condition of my employment, and is a material part of the consideration for my employment by the Company. The headings contained in this PIIPA are for convenience only, have no legal significance, and are not intended to change or limit this PIIPA in any matter whatsoever. Capitalized terms not defined in this PIIPA have the meanings ascribed to them in the Company’s Intellectual Property Policy. I have read and agree to comply with such policy. I understand that the Intellectual Property Policy may be amended from time to time by the Company. I further understand and agree that I am obligated to comply with such amendments and will review this policy periodically to ensure that I am aware of such amendments. If there is any conflict between the terms of such policy and this PIIPA, the terms of this PIIPA will prevail.

A.    Definitions
1.    The “Company”
As used in this PIIPA, the “Company” refers to Apollo Group, Inc., each of its subsidiaries, parent companies, and successors and assigns. A subsidiary is any company that is directly or indirectly, wholly or partially, owned by Apollo Group, Inc. I recognize and agree that my obligations under this PIIPA and all terms of this PIIPA apply to me regardless of whether I am employed by or provide services to Apollo Group, Inc. or any subsidiary, parent company, successor or assign of Apollo Group, Inc.
2.    “Proprietary Information”
I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this PIIPA, “Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company. “Proprietary Information” includes information concerning the organization, business and finances of the Company or of any third party which the Company is under an obligation to keep confidential or that is maintained by the Company as confidential, including (without limitation):

a.the Company’s Lead List which is comprised of prospective students;

b.data and information on current and prospective corporate accounts, including, but not limited to, the identity of the corporate accounts, the decision makers or decision influencers, the buying criteria of the accounts and programs for those accounts;

c.information with respect to past, current and prospective merger, acquisition, disposition, joint venture and other transactions and opportunities, including, but not limited to, the identity of the transaction targets or prospects, the decision makers or decision influencers with respect to the transactions, the proposed terms and conditions of any such past, current or prospective transactions or opportunities, including the status thereof;

d.the management process, training materials, scripts, programs and preferred responses to features and benefits provided to enrollment counselors, academic counselors and finance counselors;
e.the certification training materials and processes for the certification of the Company’s student advisors (known as the ACU online learning system program), including, but not limited to, the tests taken, materials provided and course work;

f.the information and data contained in the Company’s enrollment data system, including all monthly enrollment reports;

g.salary, terms of employment, length of employment and performance review information on the faculty members and other employees of the Company, all business models and financial information, data and materials of the Company not otherwise available to the general public through the Company’s Annual Report or otherwise;

h.all market research or works for hire materials, including, but not limited to, industry data, demographics, company profiles and/or specific consumer behavior information, all monthly financial, statistical and operational information and reports, and all other information concerning enrollment by campus, profit and loss per campus and the terms of any lease;

i.all monthly financial statements, including, but not limited to, any materials prepared for the Board of Directors;

j.all internally developed source code and the techniques and processes embodied therein, including, but not limited to, modifications to existing source codes for student information systems (such as Galaxy, Campus Tracking, OSIRIS and eCampus), academic systems (such as rEsource and OnLine Learning System (OLS), proprietary modifications to packaged applications (such as PeopleSoft, Oracle Financials and ADP HRizon) and all future internally developed source code;

k.information provided to the Company from a third party under a non–disclosure agreement;

l.the “Personally Identifiable Information” of any individual that is known or accessible as a result of employment with the Company. “Personally Identifiable Information” includes, but is not limited to information that is directly associated with a specific person such as a name, address, telephone number, e–mail address, or information about activities directly linked to that person. It also includes, but is not limited to, “Education Records” as that term is defined in the Family Educational Rights and Privacy Act of 1974, as amended.

I understand and agree that my employment creates a relationship of confidence and trust between the Company and me with respect to Proprietary Information.
3.    “Company Documents and Materials”
I understand that the Company possesses or will possess “Company Documents and Materials” which are important to its business. For purposes of this PIIPA, “Company Documents and Materials” are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by me or by others.

“Company Documents and Materials” include (without limitation) blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes, computer hard drives, floppy disks, CD ROMS, or printouts, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models and any information recorded in any other form whatsoever. “Company Documents and Materials” also include copies of any of the foregoing.
B.    Assignment of Rights and Confidentiality Requirements
All Proprietary Information is and shall be the sole property of the Company. I hereby grant and assign, and agree to grant and assign, to the Company any and all rights, title and interest I may have or acquire in such Proprietary Information.
At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company as specified in the Company’s Schedule of Executive Authority (“SEA”), except as may be necessary in the ordinary course of performing my duties to the Company. I acknowledge that, without prejudice to any and all rights of the Company, an injunction is the only effective remedy to protect the Company’s rights and property as set out herein.
C.    Maintenance and Return of Company Documents and Materials
I agree to make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned to the Company pursuant to this PIIPA. All Company Documents and Materials are and shall be the sole property of the Company.
I agree that during my employment by the Company, I will not remove any Company Documents and Materials from the business premises of the Company or deliver any Company Documents and Materials to any person or entity outside the Company, except in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents and Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this PIIPA.
D.    Disclosure of Intellectual Property to the Company
I will promptly disclose in accordance with the Company’s Intellectual Property Policy, all Company Intellectual Property (as defined below) which includes (without limitation) all software programs or subroutines, source or object code, algorithms, improvements, inventions, works of authorship, trade secrets, technology, designs, formulas, ideas, processes, techniques, know–how and data, whether or not patentable, and any other property subject to legal protection by patents, copyrights, trademarks, and/or trade secrets, or which may become subject to legal protection hereafter, whether or not they were, are, or will be so protected, which are made or discovered or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment.
I will also disclose in accordance with the Company’s Intellectual Property Policy, all Company Intellectual Property made, discovered, conceived, reduced to practice, or developed by me within six (6) months after the termination of my employment with the Company which resulted, in whole or in part, from my prior employment by the Company. Such disclosures shall be received by the Company in confidence

(to the extent such Company Intellectual Property are not assigned to the Company pursuant to Section (E) below) and do not extend the assignment made in Section (E) below.
I agree to disclose Company Intellectual Property to the Company upon the first to occur of:
1.    Creation;
2.    A request by Intellectual Property (“IP”) Counsel, as appointed by the Company’s General Counsel, or a designee of IP Counsel;
3.    As required by any applicable External Sponsor contract, by this Agreement, or by any other Company policy;
4.    A determination is made by me that the Company or an External Sponsor may have an interest in the Intellectual Property.
I understand and agree that my disclosure of the creation of Company Intellectual Property must occur prior to any discussions or actions involving the Commercial Application of Company Intellectual Property and prior to any non–confidential presentation or other public release of the Company Intellectual Property. “Commercial Application of Intellectual Property” means any application of Intellectual Property in which an Employee or the Company intends to obtain, or is likely to receive, economic gain from the use or disposition of the Intellectual Property.
I further agree to disclose promptly to IP Counsel any potentially unauthorized use of Company Intellectual Property by a third party.
Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate me to assign to the Company any of my rights in Intellectual Property that does not qualify as Company Intellectual Property. “Company Intellectual Property” is Intellectual Property that: (a) is created in the scope of my employment; (b) is developed, in whole or in part, by the use of Company Resources (excluding resources accessed and used entirely as part of a student or faculty academic endeavor at any subsidiary); (c) relates to the business of the Company or to the Company’s actual or demonstratably anticipated strategies, plans or research and development; or (d) contains Company Proprietary Information. Company Resources include, but are not limited to the following resources owned or controlled by Apollo Group, Inc., or a subsidiary: facilities, computers, research funding, resources for asynchronous or distance learning programs, paid time within the employment period, assistance of support staff, telecommunication services, central computing resources, instructional or graphic design or other production services, Company trade secret information, and any other equipment, technologies or facilities.
E.    Right to New Ideas
1.    Assignment of Intellectual Property to the Company
I agree that all Company Intellectual Property that I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by applicable law. However, any Intellectual Property that I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall not be the sole property of the Company so long as such Intellectual Property does not qualify as Company Intellectual Property.

The Company shall be the sole owner of all patents, patent rights, copyrights, trade secret rights, trademark rights and all other intellectual property or other rights in connection with Company Intellectual Property. I hereby assign and agree to assign to the Company any and all rights, title and interest I may have or acquire in Company Intellectual Property.
I agree to receive written approval from IP Counsel prior to incorporating, in any manner or fashion, any Intellectual Property not fully–owned by the Company into Company Intellectual Property.
If I incorporate any Intellectual Property in which I have an interest into Company Intellectual Property or any Company product, service, or process, I hereby grant and agree to grant to the Company a royalty–free, fully paid–up, irrevocable, perpetual, sublicensable, worldwide license to make, have made, modify, use, market, sell and distribute any such Intellectual Property as part of or in connection with Company Intellectual Property or Company product, service or process in any media now known or later developed.
Furthermore, if I incorporate, without prior written approval, any Intellectual Property in which any party other than the Company has an interest into Company Intellectual Property or any Company product, service, or process, I agree to indemnify the Company for any consequences of such incorporation.
2.    Works Made for Hire
I further acknowledge and agree that Company Intellectual Property, including (without limitation) any computer programs, programming documentation, and other works of authorship, are “works made for hire” for purposes of the Company’s rights under copyright laws. I hereby assign and agree to assign to the Company any and all rights, title and interest I may have or acquire in such works made for hire.
3.    Cooperation
I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in further evidencing and perfecting the assignments made to the Company under this PIIPA and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection with Company Intellectual Property and improvements thereto in any and all jurisdictions. Such acts may include (without limitation) execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint and agree to appoint the Company and its duly authorized officers and agents, as my agents and attorneys to act for and on my behalf and instead of me, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts in the same manner as I could do to further the purposes set forth above in this Subsection 3, including (without limitation) the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with Company Intellectual Property and improvements thereto with the same legal force and effect as if executed by me.
4.    Assignment or Waiver of Moral Rights
Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” in applicable copyright or other legislation (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law of a jurisdiction, and to the extent the following is allowed by the laws in the various jurisdictions where Moral Rights exist, I hereby waive the whole of my Moral Rights in any work and warrant that any work created by me is original.

5.    List of Intellectual Property
I have attached hereto as Exhibit A a complete list of all Intellectual Property or improvements to which I claim ownership and that I desire to remove from the operation of this PIIPA (except for the license granted in Section (E)(1) above), and I acknowledge and agree that such list is complete. If no such list is attached to this PIIPA, I represent that I have no such Intellectual Property at the time of signing this PIIPA.
F.    Company Authorization for Publication
Prior to my submitting or disclosing for possible non–confidential publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company’s Intellectual Property or its business or anticipated research, I agree to deliver a copy of such material to an officer of the Company as specified in the SEA for his or her review and written consent. I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information and Intellectual Property.
G.    Former Employer’s and Others’ Information
I represent that my performance of all the terms of this PIIPA does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired or developed by me in confidence or in trust prior to my employment by the Company.
I agree that I will not disclose to the Company, or use in the performance of my duties and responsibilities as an employee of the Company, any trade secrets or confidential or proprietary information or material belonging to any previous employers or other person or entity.
H.    Competition; Non–Solicitation of Employees
I agree that (a) during the term of my employment by the Company, I will not engage in any employment or business activity that is competitive with, or which could conflict with my employment by the Company without first disclosing such activity to the Company and obtaining its express written approval, which may be denied in the Company’s sole discretion, and (b) for the period of my employment by the Company and for one (1) year thereafter, I will not, either directly or indirectly, solicit, attempt to solicit, or assist in the solicitation of any employee, independent contractor, or consultant of the Company for whom I had managerial responsibility, to whom I reported, with whom I participated on Company teams or projects, or about whom I gained confidential salary or performance information, to terminate his or her relationship with the Company. If there is a conflict between this provision and any restrictive covenants contained in any employment agreement executed by me and the Company, the provisions of the employment agreement will govern.
I.    At–Will Employment
I understand that my employment with the Company is not for a definite term and either I or the Company can terminate the employment relationship at any time, with or without cause or advance notice, subject to any severance benefits to which I may become entitled to pursuant to the provisions of any employment agreement in effect at the time between me and the Company. The terms of this Agreement survive the termination of employment as provided for herein.
J.    Reformation and Severability

I agree that if any provision, or portion of a provision, of this Agreement is deemed unenforceable by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable. Should any provision, or portion of a provision, of this Agreement be deemed unenforceable for any other reason, such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and this Agreement shall be construed as if such unenforceable provision, or portion of provision, had never been contained herein.
K.    Authorization for Post–Termination Notification of Obligations under PIIPA
I hereby authorize the Company to notify any person or entity with whom I become employed, or to whom I provide services, following the termination of my employment with the Company of my ongoing obligations under this PIIPA.
L.    Entire Agreement
This PIIPA sets forth the entire agreement and understanding between the Company and me relating to the subject matters covered therein, and this PIIPA merges, cancels, supersedes and replaces all prior discussions between us, including (without limitation) any and all statements, representations, negotiations, promises or agreements relating to the subject matters covered by this PIIPA that may have been made by any officer, employee or representative of the Company. Furthermore, any subsequent change(s) to my job duties, responsibilities, title, reporting level or relationship, compensation, benefits, regular place of employment or any other term or condition of my employment with the Company shall not affect the validity or scope of this Agreement which shall remain in full force and effect notwithstanding any such change(s).
M.    Effective Date
This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company.
N.    Governing Law
Although I may work for the Company outside of Arizona or the United States, I understand and agree that this Agreement will be interpreted and enforced in accordance with the laws of the State of Arizona.
I HAVE READ THIS PIIPA CAREFULLY, AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION.
I SIGN THIS PIIPA FREELY AND VOLUNTARILY, WITHOUT COERCION OR DURESS.

Date:
Employee Signature

Employee Name [Please Print]

For Apollo Group, Inc.:

Brian L. Swartz
SVP and CFO

EXHIBIT A

1.
The following is a complete list of all Intellectual Property relevant to the subject matter of my employment by the Company that have been made or discovered or conceived or first reduced to practice by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company’s Proprietary Information and Intellectual Property Agreement (“PIIPA”), except for the license granted in Section (E)(2) of the PIIPA:

No Intellectual Property.

See below:

See _____ (#) additional sheets attached.

2.	I propose to bring to my employment the following materials and documents of a former employer or other person/entity:

No materials or documents

See below:

See ____ (#) additional sheet(s) attached:

Date:
Employee Signature